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                                                                 EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Panavision Inc. First Amended and Restated Stock Option Plan, of our report dated February 26, 1997, with respect to the consolidated financial statements and schedule of Panavision Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

                                                         ERNST & YOUNG LLP


August 14, 1997
Los Angeles, California